UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2008

Petrocorp Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-141993

(Commission File Number)

20-5134664

(IRS Employer Identification No.)

1065 Dobbs Ferry Road, White Plains, NY 10607

(Address of principal executive offices and Zip Code)

(914) 674-4373

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On March 18, 2008, the Registrant received proceeds from the sale of 200,000 shares of its common stock (the “Shares”) to one investor at $5.00 per share (an aggregate of $1,000,000). The Shares were sold in a transaction exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Shares are not registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The purchaser of the Shares represented that it was acquiring the Shares for its own account, for investment, and that that purchaser was not a US Person within the meaning of Regulation S. The Registrant has no obligation to register the resale of the Shares under the Securities Act. The Registrant will use the proceeds from the sale of the Shares for working capital.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.

Not Applicable.

Exhibits required by Item 601 of Regulation S-B

10.1	Form of Subscription Agreement between the Registrant and the Investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROCORP, INC.

/s/ James Fitzsimons

James Fitzsimons, President and CEO

Date: March 18, 2007